SEPARATION AGREEMENT AND RELEASE OF CLAIMS

This Separation Agreement and Release of Claims ("**Agreement**") is entered into by Russell Embry ("**Employee**") and Intellicheck, Inc. ("**Company**"). The parties, intending to be legally bound, agree as follows:

1. **SEPARATION FROM COMPANY.** Employee's last day of employment with Company and Insperity PEO Services, L.P. ("**Insperity**") was September 28, 2023 (the "**Separation Date**"). Employee represents that, up through the Separation Date, Employee has fully complied with all Employee's obligations to Company and given best efforts to cooperating with and assisting Company in relation to Employee's separation of employment and the transition of job duties and work responsibilities. Employee claims and will claim no further right to employment with Company beyond the Separation Date.

2. **EARNED PAYMENTS AND BENEFITS.** Employee has been paid in full and received all compensation, reimbursements, and benefits Employee earned by virtue of employment with Company and Insperity, including any incentive payments; the only exception is that Employee's final payroll check for salary for the pay period including the Separation Date and all earned but unused vacation, if any, will be paid in compliance with applicable law. Employee may exercise whatever rights Employee may have under COBRA to continuation of medical benefits under the Company or Insperity's group health plan at Employee's own expense. Employee's rights under any of Company's or Insperity's other benefit plans will be handled in accordance with the terms of the governing documents. Except as stated in this Agreement, or as required by law, all compensation and benefits ceased on the Separation Date.

3. **ADDITIONAL CONSIDERATION.** In consideration of Employee's covenants and waiver and release under this Agreement, and subject to the conditions specified below, Company will provide Employee with the following (collectively, "**Severance**"):

    - Employee will receive a gross amount totaling $112,500.00 (less applicable deductions and withholdings), paid in equal installments over a period of 12 consecutive pay dates (corresponding to Company's regular payroll schedule) and commencing within 30 days after the Effective Date (as defined in Section 9) (each installment is a "**Severance Payment**"); and
    - Employee may exercise whatever rights Employee may have under COBRA to continuation of medical, dental, and vision benefits under Insperity's group medical, dental, and vision plans after the Separation Date. Should Employee exercise such rights, and enroll in COBRA coverage, Company will reimburse the COBRA premiums paid by Employee for Employee and Employee's eligible dependents currently enrolled for 6 months or until such time as Employee becomes eligible for coverage under another employer's insurance plan, whichever is shorter.

    The Severance is conditioned upon this Agreement becoming effective. Employee acknowledges and agrees: (a) neither Company nor Insperity is obligated to provide Employee with the consideration provided in this Section, except under this Agreement; (b) Company's obligations set forth in this Section provide adequate consideration for Employee's covenants, waiver, and release in this Agreement; (c) Employee's entitlement to earn and retain the Severance is conditioned on Employee's full compliance with this Agreement and any other obligations of

Employee, including without limitation the obligations in the Confidentiality, Non-Competition, and Invention Assignment Agreement singed when hired("**Confidentiality Agreement**"); and (d) until the final Severance Payment is paid to Employee, Employee will assist Company by providing ongoing consultation (up to 10 hours per month) to answer questions and otherwise assist Company in the transition of job duties, including responding to emails and calls from Company within 24 hours. Employee agrees that the additional compensation to be paid under this Agreement is due solely from Company and that Insperity has no obligation to pay the additional compensation, even though its payment may be processed through Insperity.

4. **WAIVER AND RELEASE.** On behalf of Employee and Employee's marital community, heirs, executors, administrators, and assigns, Employee hereby waives, releases, and discharges any and all claims against Company and all of the other Released Parties (as defined below), whether known or unknown, anticipated or unanticipated, contingent, or otherwise, occurring or that could be alleged to have occurred before the execution of this Agreement ("**Released Claims**"). This release is comprehensive and Released Claims include all claims (including claims to costs and attorneys' fees), damages, causes of action, and disputes of any kind whatsoever. Employee understands and agrees that Released Claims include (but are not limited to) any and all claims for wages, equity, options, incentives, reimbursements, employee benefits, and damages of any kind arising out of or under:

   (a) any federal, state, or local law, regulation, or constitution dealing with employment, compensation, benefits, or discrimination such as those laws or regulations concerning discrimination, harassment, retaliation, or other unlawful conduct on the basis of race (including traits historically associated or perceived to be associated with race, such as hair texture and protective hairstyles such as afros, braids, locks, or twists), color, creed, religion, age, sex, sexual orientation (including gender expression/identity), pregnancy (including childbirth and related medical conditions), national origin, ancestry, citizenship, veteran status, military service or application for military service, marital or registered domestic partner status, disability or handicap, medical condition, genetic testing and information, HIV or AIDS status, possession of sickle cell or hemoglobin C trait, lawful use of lawful products, political affiliation, status as a domestic violence victim, testimony or assistance with hazardous chemicals proceedings or investigations, jury service, family, medical, and other protected leaves of absence, engaging in acts protected by public policy, National Guard service, background checks, criminal history, or any other characteristic protected by law, including claims under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Older Workers' Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, and all other civil rights and employment laws applicable to Employee's country, state, county, or city of employment;

   (b) any federal, state, or local law, regulation, or constitution relating to termination rights or benefits (including the Employee Retirement Income Security Act of 1974 ("**ERISA**"), the Worker Adjustment and Retraining Notification Act, and any state equivalent); and

   (c) any other basis for legal or equitable relief whether based on express or implied contract (including any incentive plan), tort, statute, constitution, common law, or other legal or equitable ground, including claims of tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or

sickness or any other harm, wage and hour, wrongful or retaliatory discharge, fraud, defamation, libel, slander, false imprisonment, and negligent or intentional inflection of emotional distress.

Employee not only releases and discharges the Released Parties from all claims Employee could make on Employee's own behalf or on behalf of others, but also those claims that any other person or organization could make on Employee's behalf, and Employee waives any right to recover any damage awards as a member of any class in a case alleging any claim against the Released Parties. For the purpose of this Agreement, the term "**Released Parties**" means Company, Insperity, their affiliates, parents, subsidiaries, joint ventures, and related companies and their present, former, and future successors and assigns, and all of its and their present, former, and future owners, directors, officers, stockholders, members, managers, employees, agents, representatives, assigns, insurers, trustees, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and attorneys, both individually and in their representative capacities.

Employee and Company do not intend to release (and this Agreement does not release) any of the following: (a) claims for breach or enforcement of this Agreement, (b) claims that arise after execution of this Agreement (including claims challenging the validity of this Agreement under the Age Discrimination in Employment Act and/or the Older Workers' Benefit Protection Act), (c) entitlement claims under ERISA for vested benefits arising under any applicable ERISA plan that cannot be forfeited or denied under ERISA, (d) workers' compensation or unemployment claims, or (e) any other claims Employee may not release as a matter of law under this Agreement.

5. **CHARGES; SETOFF; MISCELLANEOUS.** Employee represents and warrants that neither Employee nor anyone on Employee's behalf has filed any complaints, lawsuits, or other actions based on any Released Claim, except as listed below Employee's signature. If no complaints, lawsuits, or other actions are so listed, none have been filed. Nothing in this Agreement prohibits (or may be construed to prohibit) Employee from filing or prosecuting a charge or complaint with any Government Agency or participating in an investigation or proceeding conducted by any Government Agency in relation to such charge or complaint. For purposes of this Agreement, "**Government Agency**" means any employment-related agency or commission, securities regulatory agency or authority, or other federal, state, or local governmental agency or commission (such as the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, the New York State Division of Human Rights, or the New York City Commission on Human Rights)). Unless prohibited by law, Employee further understands and agrees: (a) Employee will not seek and is hereby waiving any claim for personal damages and/or other personal relief; (b) Employee will cause the withdrawal or dismissal with prejudice of any claim Employee has purported to waive in this Agreement (other than under the Age Discrimination in Employment Act if Employee is lawfully allowed to pursue such a claims); (c) if Employee is ever awarded or recovers any amount as to a claim Employee has purported to waive in this Agreement, Employee agrees that the amount of any award or recovery will be reduced by 90 percent of the amounts Employee was paid under this Agreement, with the setoff being appropriately adjusted for Employee's return of any such amounts; and (d) to the extent such a setoff is not effected, Employee promises to pay, or assign Employee's right to receive, the amount that should have been setoff to Company. Notwithstanding the foregoing, this Agreement does not limit Employee's ability to receive an award for information provided to the Securities and Exchange Commission or, if expressly authorized by law, another Government Agency.

Employee represents and warrants that Employee is the sole owner of any and all Released Claims that Employee may have, and that Employee has not assigned transferred, or otherwise disposed of Employee's right or interest in any Released Claim. Nothing in this Agreement prohibits or impairs Employee or Company from complying with all applicable laws or exercising protected rights (including the NLRA Protected Activities (as defined in Section 8(a)). Nor will this Agreement be construed to obligated either party to commit (or aid or abet in the commission of) any unlawful act.

6. **COMPANY PROPERTY.** Employee represents and warrants that Employee has returned to Company all Company property, including without limitation all files, memoranda, keys, credit cards, access cards, manuals, equipment (including laptop computers and cell phones), passwords (including PINs), physical property, data, records, and other documents (including electronically recorded documents and data) that Employee received from the Released Parties or that generated in the course of employment with or service to Company. If Employee discovers that Employee possesses such property after the date of this Agreement, Employee will immediately return to Company such property and all copies of such property as recorded in any medium.

7. **CONFIDENTIALITY; NONDISPARAGEMENT.**

(a) Employee agrees to maintain in complete confidence the consideration for this Agreement ("**Separation Information**"). Employee may disclose Separation Information only to Employee's spouse or domestic partner or an arbitrator in any proceedings to enforce the terms of this Agreement, Employee's legal counsel, and Employee's accountant and any professional tax advisor to the extent that they need to know the Separation Information to provide advice on tax treatment or to prepare tax returns, each of whom Employee will inform of the confidentiality obligations in this Agreement. Employee must use commercially reasonable efforts to prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information. *The foregoing is not intended to dissuade or preclude Employee from exercising protected rights, including the NLRA Protected Activities (as defined in Section 8(a)).*

(b) For the two-year period following the Separation Date, Employee will not disparage Company or its officers, directors, employees, agents, business (including products, services, or programs). For purposes of this Agreement, "**disparage**" means any communication (written or oral, including through social media) that is reckless or maliciously untrue. Employee also will refrain from any defamation, libel, or slander of any of the Released Parties and will refrain from tortious interference with the contracts and relationships of any of the Released Parties. *The foregoing is not intended to dissuade or preclude Employee from exercising protected rights, including the NLRA Protected Activities (as defined in Section 8(a)).*

(c) The obligations under this Section 7 are in addition to any obligations imposed under the Confidentiality Agreement, other agreements, and applicable laws.

8. **PROTECTED RIGHTS; NOTICE OF IMMUNITY.**

(a) Nothing in this Agreement (including Section 7) is intended to or does, in any way, restrict or impede Employee from (i) making disclosures as may be required or protected by law or legal process, including in connection with a government investigation or proceeding by any

Government Agency, or any attorney retained by Employee; (ii) disclosing or discussing the underlying facts and circumstances relating to any past, present, or future claim of harassment, discrimination, retaliation, or sexual assault in the workplace, or (iii) otherwise exercising any right that Employee cannot waive or forego under applicable laws or regulations. For example, this Agreement is not intended to and does not preclude or dissuade Employee from engaging in concerted activities protected by the National Labor Relations Act ("**NLRA Protected Activities**") such as discussing wages, benefits, or other terms and conditions of employment with others, including a Government Agency, former coworkers, and labor organizations; organizing, forming, joining, or assisting a union, such as by sharing employee contact information; taking action with one or more co-workers to improve working conditions by, among other means, raising work-related complaints directly with Company or with a Government Agency; striking and picketing, depending on its purpose and means; taking photographs or other recordings in the workplace, together with co-workers, to document or improve working conditions, except where an overriding employer interest is present; wearing union apparel in the workplace, except under special circumstances; or choosing not to engage in any of these activities. Nothing in this Agreement permits Employee's disclosure of attorney-client privileged communications, and such disclosure would breach this Agreement.

(b) Nothing in this Agreement is intended to or will be interpreted to conflict with the Defend Trade Secrets Act or create liability for disclosures allowed under that Act. Employee is hereby notified of the following provisions of 18 U.S.C. § 1833(b):

> (1) IMMUNITY.—An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
>
> (2) USE OF TRADE SECRET INFORMATION IN ANTI-RETALIATION LAWSUIT.—An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret except pursuant to court order.

9. **CONSIDERATION AND REVOCATION PERIOD.** Following delivery of this Agreement, Employee has 45 days to consider this Agreement, after which time the offer of this Agreement will expire and may no longer be accepted. Employee may accept this Agreement before the expiration of the 45-day consideration period, and, if Employee does so, by Employee's signature, Employee expressly acknowledges that Employee has knowingly and voluntarily chosen to sign this Agreement before the expiration of the 45-day consideration period. Employee agrees that subsequent changes to the consideration offered under this Agreement, if any, will not restart the running of the consideration period. If the 45-day consideration period expires before the Separation Date, Employee cannot sign this Agreement until the day immediately following the Separation Date and the offer of this Agreement will not expire before that day. Employee is hereby advised to review this

Agreement with Employee's attorney before signing this Agreement. To accept, Employee must execute and deliver the Agreement to Jeffrey Ishmael, CFO/COO, jishmael@intellicheck.com with the signed original to follow immediately via certified or regular U.S. Mail to ATTN: Jeffrey Ismael, c/o Intellicheck, Inc., 200 Broadhollow Rd., Suite 207, Melville, NY 11747. Employee then has seven days after delivering the signed Agreement to Company to revoke acceptance. To revoke, Employee must deliver a notice revoking acceptance to Jeffrey Ishmael, CFO/COO, jishmael@intellicheck.com, at Company. If Employee revokes, Employee will not be entitled to the Severance described above. This Agreement will become effective upon the eighth day after Employee delivers this executed Agreement to Company, provided that Employee has not timely revoked acceptance or rescinded this Agreement ("**Effective Date**").

10. **ENTIRE AGREEMENT; AMENDMENT; CONSTRUCTION.** This Agreement constitutes the entire understanding between Company, and Employee as relates to the subject matter of this Agreement and supersedes all other representations or agreements pertaining to such subject matter. Notwithstanding the foregoing, nothing in this Agreement supersedes or restricts any of Employee's existing obligations to Company or under other agreements between Employee and Company that survive the termination of Employee's employment (including the Confidentiality Agreement and all Employee's obligations to protect the confidentiality of information of Company and to assign intellectual property rights to Company or otherwise protect Company's intellectual property and/or business interests), which remain in full force and effect. The Released Parties are considered third party beneficiaries under this Agreement. Nothing in this Agreement reflects any admission of liability by Company, Employee, or any of the Released Parties. This Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by Employee and an authorized Company representative. This Agreement may be executed in any number of counterparts, each of which will constitute an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, email in portable document format (.pdf), or by any other electronic means that preserves the original appearance of a document will have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original. The headings in this Agreement are for reference purposes only, are not part of this Agreement, and will not affect in any way the construction of, or be taken into consideration in interpreting, this Agreement. The words "include," "including," and similar terms used in the Agreement will be construed as if followed by the words "without limitation."

11. **ARBITRATION.** Except for any claim for injunctive relief arising out of a breach of a party's obligation to protect the other's proprietary information, Employee and Company agree to resolve any disputes they may have with each other through final, binding, and confidential arbitration consistent with the relevant controlling law. Employee agrees that this Agreement affects interstate commerce and that the Federal Arbitration Act governs this agreement to arbitrate to the maximum extent permitted by law. Employee also agrees to resolve through final, binding, and confidential arbitration any disputes that Employee has with any Released Party who elects to arbitrate those disputes under this Section. Arbitration will be conducted by JAMS in accordance with its employment dispute resolution rules, which can be found at jamsadr.com/rules-employment-arbitration/. A neutral arbitrator will preside over the arbitration and issue a written decision. The arbitrator will have the exclusive authority to resolve any disputes about the enforceability of this arbitration provision, as well as arbitrability, applicability,

and interpretation. To the extent permitted by law, there will be no right to bring an arbitration on a class, collective, or representative capacity. The arbitration will take place in (a) 200 Broadhollow Rd., Suite 207, Melville, NY 11747, (b) if required by the relevant controlling law, in Employee's assigned ordinary work location, or (c) any location agreed to by all parties. All remedies available under applicable state and federal laws will be available in the arbitration. The arbitration will be conducted confidentially, except where prohibited by applicable law, and neither the arbitrator nor JAMS will publish the result or any details of the arbitration to any third party. Unique costs of arbitration will be paid by the Company (or other Released Party), and Employee will not be liable for arbitration fees beyond those costs Employee would have incurred had a claim been filed in a court of competent jurisdiction. This Agreement to arbitrate does not apply to unemployment or workers' compensation claims or other matters that by the relevant controlling law cannot be arbitrated, and does not interfere with any applicable, legally protected activity as discussed in Section 8. While Employee is not required to bring claims of sexual harassment or sexual assault (including a class or collective action) in arbitration, Employee is permitted to do so under this Section, and any arbitration for these claims will be governed by this Section. Nothing in this Section is intended to prevent or prohibit any Government Agency from filing a lawsuit on Employee's behalf. **EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AS SET FORTH IN THIS SECTION 11.**

12. **SEVERABILITY.** Section 4 of this Agreement is integral to its purpose and may not be severed from this Agreement. If any other provision of this Agreement or compliance by any of the parties with any other provision of this Agreement is found to be unlawful or unenforceable, such provision will be deemed narrowed to the extent required to make it lawful and enforceable. If such modification is not possible, such provision will be severed from the Agreement and the remaining provisions will remain fully valid and enforceable to the maximum extent consistent with applicable law. To the extent any terms of this Agreement are put into question, all terms will be interpreted in a manner that would make them consistent with current law.

13. **CHOICE OF LAW; ATTORNEYS' FEES.** This Agreement will be governed by and interpreted under the laws of the state of Employee's assigned place of employment as of the Separation Date, excluding its choice of law rules. In the event of arbitration arising out of this Agreement, the prevailing party will be entitled to an award of its costs and reasonable attorneys' fees, except with regard to a claim by Employee challenging the validity of this Agreement in connection with a claim under the Age Discrimination in Employment Act.

14. **KNOWING AND VOLUNTARY AGREEMENT. Employee warrants and represents that:**
    - **Employee has carefully read this Agreement and finds that it is written in a manner that Employee understands;**
    - **Employee knows the contents of this Agreement;**
    - **Employee is and has been advised to consult with Employee's personal attorney before signing this Agreement and has done so or has knowingly and voluntarily waived the right to do so;**
    - **Employee understands that this Agreement is waiving any and all claims, known and unknown, including claims under the Age Discrimination in Employment Act, that may**

have arisen before Employee signed this Agreement (except as provided in this Agreement);

- **Employee has been advised that Employee is not barred from filing or prosecuting a charge with any Government Agency with respect to any such claims or from participating in an investigation or proceeding conducted by any Government Agency;**
- **Employee did not rely upon any representation or statement concerning the subject matter of this Agreement, except as expressly stated in the Agreement;**
- **Employee may not return this Agreement until the day after the Separation Date;**
- **Employee understands the Agreement's final and binding effect;**
- **Employee had at least 45 days to review this Agreement before signing it, and 7 days to revoke this Agreement after signing it;**
- **Employee received with this Agreement Appendix A, which lists the group of individuals covered by the separation program, time limits for the separation program, job titles and ages of individuals eligible or selected to participate in the separation program, and the job titles and ages of individuals in the same decisional unit who were not selected to participate in the separation program; and**
- **Employee has signed the Agreement as Employee's free and voluntary act.**

Russell Embry

DocuSigned by:
Russell T. Embry

10/2/2023
Date

INTELLICHECK, INC.

By DocuSigned by: Bryan Lewis
7AF6DEBC0867403...

Its CEO

10/3/2023
Date

Lawsuits, complaints, or charges (Section 5) are *[include name, cause number and court or agency]*:

____
____
____